Exhibit 10.5

SECURITIES PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”) is entered into on May 23, 2024, by and between Lilium N.V., a Dutch public limited liability company (naamloze vennootschap) (“Lilium”), and the Investor as identified on the signature page hereto (the “Investor”).

WHEREAS, concurrently herewith, Lilium will be entering into securities purchase agreements with the purchasers named therein, including the Investor, regarding the purchase and sale in a private placement (the “PIPE”) of Class A Ordinary Shares (as defined below) and accompanying warrants to purchase Class A Ordinary Shares (the “PIPE Warrants,” and the Class A Ordinary Shares issuable upon exercise of the PIPE Warrants, the “PIPE Warrant Shares”), which PIPE Warrants will have an initial exercise price of $1.50 per PIPE Warrant Share and will become exercisable following the date upon which Lilium shall have instructed the Warrant Agent (as defined below) that Lilium’s general meeting has resolved to grant the shareholder approval necessary to authorize Class A Ordinary Shares sufficient for the full exercise of the PIPE Warrants (the “PIPE Warrant Shareholder Approval”).

WHEREAS, the PIPE Warrants will be issued subject to the terms and conditions set forth in the warrant agreement to be entered into on or around May 31, 2024, by and between Lilium and Continental Stock Transfer & Trust Company, as warrant agent for the PIPE Warrants (the “Warrant Agent”) (such warrant agreement, together with the form of PIPE Warrant attached thereto as Exhibit A, the “PIPE Warrant Agreement”).

WHEREAS, Lilium and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, Lilium wishes to issue to the Investor, upon the terms and conditions stated in this Agreement, (x) a warrant for the purchase from Lilium of up to 24,233,035 ordinary shares A of Lilium (the “Class A Ordinary Shares”), with a nominal value of €0.01 per share and with an initial exercise price of $1.05 per Class A Ordinary Share (which number and price shall be subject to adjustments as provided in the applicable warrant ), which will become exercisable following the later of the date of issuance and the date upon which Lilium shall have instructed the Warrant Agent that Lilium’s general meeting has resolved to grant the shareholder approval necessary to authorize Class A Ordinary Shares sufficient for the full exercise of this Warrant (the “Pre-Funded Warrant Shareholder Approval” and together with the PIPE Warrant Shareholder Approval, the “Shareholder Approval”) (the “Warrant,” and the Class A Ordinary Shares issuable upon the exercise thereof, the “Warrant Shares”), which will initially be issued in registered form and evidenced by a book-entry position in the Warrant Agent’s records but which may be represented by separate individual warrant certificates or by one (1) warrant certificate containing substantially the terms set forth in Sections 2 through 7 of the Warrant Agreement in substantially the form attached hereto as Exhibit A (the “Warrant Agreement”) and such other terms and conditions set forth in the Form of Warrant Certificate attached as Exhibit I to the Warrant Agreement (the “Form of Warrant Certificate”); and (y) an accompanying PIPE Warrant to be issued pursuant to the PIPE Warrant Agreement to purchase 24,233,035 Class A Ordinary Shares with an initial exercise price of $1.50 per Class A Ordinary Share (which number and price shall be subject to adjustments as provided in the applicable warrant) (the “Accompanying PIPE Warrant,” and the Class A Ordinary Shares issuable upon exercise thereof, the “Accompanying PIPE Warrant Shares”). The Accompanying PIPE Warrant and the Accompanying PIPE Warrant Shares are referred to herein as the “Accompanying PIPE Securities”. The Warrant and the Warrant Shares, collectively with the Accompanying PIPE Securities offered hereby, are referred to herein as the “Securities”. This Agreement, the Warrant Agreement and the Warrant, the PIPE Warrant Agreement and the accompanying PIPE Securities and any other documents or agreements executed and delivered to the Investor in connection with the transactions contemplated hereunder are herein referred to as the “Transaction Documents”.

WHEREAS, the Investor shall partially pre-fund the exercise price of the Warrant in an amount of $24,233,035.00 (the “Initial Funding Amount”) on the Closing Date (as defined below).

The issuance and funding of the Warrant and the issuance of the Accompanying PIPE Warrant pursuant to this Agreement is referred to as the “Warrant Funding”.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, Lilium and the Investor acknowledge and agree as set forth herein.

1.            Purchase and Sale. At the Closing (as defined below), Lilium agrees to issue to the Investor (x) the Warrant pursuant to the Warrant Agreement, and the Investor agrees to pre-fund, on or prior to the Closing Date, $24,233,035.00 in aggregate exercise price of the Warrant (the “Initial Funding”); and (y) the Accompanying PIPE Warrant pursuant to the PIPE Warrant Agreement. On the Closing Date, the Investor shall (or shall cause one of its Affiliates to) deliver to Lilium, via wire transfer of U.S. dollars in immediately available funds, the Initial Funding Amount, in accordance with wire instructions provided by Lilium to the Investor at least two (2) business days prior to the Closing Date, and Lilium shall, on the Closing Date, deliver the Warrant and Accompanying PIPE Warrant to the Investor, in accordance with Section 2(b) of this Agreement.

2.            Closing.

(a)            The closing of the issuance and Initial Funding of the Warrant and the issuance of the Accompanying PIPE Warrant contemplated hereby (the “Closing”) shall occur on June 28, 2024, or such other date specified by the parties, subject to the conditions set forth in Section 3 of this Agreement having been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions (other than those conditions set forth in Section 3 of this Agreement that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver by the party or parties entitled to the benefit of such conditions, of such conditions at the Closing) (such date being the “Closing Date”).

(b)            At the Closing, Lilium will deliver or cause to be delivered to the Investor evidence of a book-entry position representing the Warrant partially pre-funded by the Investor and the Accompanying PIPE Warrant, registered in the Investor’s name. Such delivery shall be against payment of the Initial Funding Amount by wire transfer of U.S. dollars in immediately available funds to Lilium in accordance with Lilium’s written wiring instructions provided to the Investor at least two (2) business days prior to the Closing Date.

3.            Closing Conditions. The respective obligations of Lilium, on the one hand, and the Investor, on the other hand, to consummate the Closing, including the issuance of the Warrant and Accompanying PIPE Warrant and payment of the Initial Funding as contemplated by this Agreement, are subject to the following conditions:

(a)            All representations and warranties of Lilium (with respect to the obligations of the Investor) and the Investor (with respect to the obligations of Lilium) contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date (unless they specifically speak as of another date, in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects); provided that (with respect to the obligations of the Investor) the representations and warranties of Lilium contained in Section 4(c) of this Agreement shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date and (with respect to the obligations of Lilium) the representations and warranties of the Investor contained in Section 5(k) of this Agreement (solely with respect to the Investor’s power and authority) shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date.

(b)            Lilium (with respect to the obligations of the Investor) and the Investor (with respect to the obligations of Lilium) shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(c)            With respect to the obligations of the Investor, Lilium shall have received the Pre-Funded Warrant Shareholder Approval with respect to the Warrant and the PIPE Warrant Shareholder Approval with respect to the Accompanying PIPE Warrant.

(d)            With respect to the obligations of the Investor, the Investor shall have received (i) a certificate of the Secretary of Lilium, dated as of the Closing Date, in form and substance reasonably satisfactory to the Investor, (ii) a certificate signed by an executive officer of Lilium, dated as of the Closing Date, in form and substance reasonably satisfactory to the Investor, and (iii) an opinion of Freshfields Bruckhaus Deringer LLP, counsel for Lilium, dated as of the Closing Date, in a form reasonably satisfactory to the Investor.

(e)            With respect to the obligations of the Investor, no event or series of events shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, and there shall be no restrictions on the transfer of all or a portion of the Warrant or Warrant Shares and the Accompanying PIPE Warrant or the Accompanying PIPE Warrant Shares, in each case, other than to the extent required by applicable law or as set forth in this Agreement, the Warrant Agreement or the Form of Warrant Certificate or the PIPE Warrant Agreement, as applicable.

(f)            No applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule, injunction or regulation (whether temporary, preliminary or permanent), which is then in effect or has threatened any of the foregoing in writing, that has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the issuance of all or a portion of the Warrant, Warrant Shares or Accompanying PIPE Securities or payment of the Warrant Funding under this Agreement.

(g)            No suspension of the qualification of the Warrant, Warrant Shares or Accompanying PIPE Securities for offering or sale in any jurisdiction shall have occurred; and the listing and trading of the Class A Ordinary Shares on the Nasdaq Global Select Market (“Nasdaq”) shall not have been suspended and, other than a Nasdaq deficiency notice with respect to compliance with Nasdaq’s minimum closing bid price continued listing requirement, no suspension shall have been threatened.

4.            Lilium Representations and Warranties. Lilium represents and warrants to the Investor, as of the date hereof and as of the Closing Date, that:

(a)             Lilium and each of its subsidiaries (each a “Subsidiary” and together, “Subsidiaries”) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (except where the failure to be in good standing could not have or reasonably be expected to result in a Material Adverse Effect (as defined below)), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Lilium nor any Subsidiary is in violation nor default of any of the provisions of its respective charter or by-laws or similar organizational documents (collectively, “Organizational Documents”). Each of Lilium and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the business, financial condition or results of operations of Lilium and its Subsidiaries, taken as a whole, or on the ability of Lilium to enter into and perform its obligations hereunder (a “Material Adverse Effect”) or (ii) a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, and no action, lawsuit, complaint, claim, petition, suit, audit, examination, assessment, arbitration, mediation or inquiry, or any proceeding or investigation, by or before any governmental authority has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)            The Warrant and Accompanying PIPE Warrant have been duly authorized and, when executed and delivered by Lilium in accordance with this Agreement, will constitute valid and legally binding agreements of Lilium enforceable against Lilium in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, “Bankruptcy Laws”). Upon receiving the Shareholder Approval, the Warrant Shares to be issued upon exercise of the Warrant and the Accompanying PIPE Warrant Shares to be issued upon exercise of the Accompanying PIPE Warrant, as provided therein, will have been duly authorized and, when issued and delivered upon payment of the exercise price as provided under the Warrant and the Accompanying PIPE Warrant, will be duly and validly issued, fully paid and non-assessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof.

(c)            Lilium has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrant, the Accompanying PIPE Warrant and in connection with the Warrant Funding and to issue the Warrant and Accompanying PIPE Warrant in accordance with the terms hereof and thereof. Except for the Shareholder Approval, the execution, delivery and performance by Lilium of this Agreement, the Warrant and the Accompanying PIPE Warrant and the consummation by it of the transactions contemplated hereby and thereby and the consummation of the Warrant Funding have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of Lilium, its board of directors or its shareholders is required. This Agreement, the Warrant and the Accompanying PIPE Warrant have been (or upon delivery will have been) duly executed and delivered by Lilium and constitute a valid and binding obligation of Lilium enforceable against Lilium in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws.

(d)            Subject to obtaining the Shareholder Approval, the execution, delivery and performance by Lilium of this Agreement, the Warrant and the Accompanying PIPE Warrant and the consummation by Lilium of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of Lilium’s Organizational Documents, (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any contract, agreement or plan that would be required to be filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to an annual report on Form 20-F, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which Lilium or any of its Subsidiaries is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of Lilium or any of its Subsidiaries under any agreement or any commitment to which Lilium or any of its Subsidiaries is a party or by which Lilium or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to Lilium or any of its Subsidiaries or by which any property or asset of Lilium or any of its Subsidiaries are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(e)            Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, Lilium is not required under any federal, state, local or foreign law, rule or regulation to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental agency (including, without limitation, Nasdaq) in order for it to execute, deliver or perform any of its obligations under this Agreement, the Warrant, the PIPE Warrant Agreement, the Accompanying PIPE Warrant or otherwise in connection with the Warrant Funding, or to issue the Securities to the Investor in accordance with the terms hereof and thereof (other than such consents, authorizations, orders, filings or registrations as have been, or will be, obtained or made prior to the Closing Date); provided, however, that, for purposes of the representation made in this sentence, Lilium is assuming and relying upon the accuracy of the representations and warranties of the Investor in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement.

(f)            Assuming the accuracy of the Investor’s representations and warranties set forth in Section 5 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities to the Investor or the purchase of the Securities by the Investor.

(g)            Neither Lilium nor any person acting on its behalf has offered or sold the Securities by any form of general solicitation or general advertising in violation of the Securities Act.

(h)            Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the offer and sale of the Securities by Lilium to the Investor in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) or Regulation D.

(i)            Neither Lilium, nor any of its Subsidiaries or affiliates (as such term is defined in Rule 405 of the Securities Act, “Affiliates” and each, an “Affiliate”), nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(j)            Except as contemplated by Section 6 of this Agreement, neither Lilium nor any of its Affiliates, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer, issuance and sale by Lilium to the Investor of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise. None of Lilium, its Subsidiaries, their Affiliates nor any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the offer, issuance and sale by Lilium to the Investor of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with any other offering of securities of Lilium.

(k)            Lilium has filed or furnished, as applicable, in a timely manner all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act (the “SEC Reports”). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, as of the latest time they were filed, amended or superseded, as applicable, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Section 4(k), the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC. There are no material outstanding or unresolved comments in comment letters from the staff of the SEC with respect to any of the SEC Reports.

(l)            The financial statements and the related notes thereto included in the SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act in effect as of the time of filing and present fairly in all material respects the financial condition and position of Lilium and its consolidated subsidiaries as of and for the dates shown and its results of operations, cash flows and changes in stockholders’ equity for the periods shown, and such consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (the “IFRS”), as issued by the International Accounting Standards Board and the related interpretations issued by the IFRS Interpretations Committee and applied on a consistent basis throughout the periods covered thereby except for any normal audit adjustments in Lilium’s financial statements. The other financial and statistical data with respect to Lilium contained in the SEC Reports are accurately and fairly presented and prepared on a basis consistent with the audited financial statements included in the SEC Reports and books and records of Lilium; there are no financial statements (historical or pro forma) that are required to be included in the SEC Reports that are not included. All disclosures contained in the SEC Reports, if any, regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. Lilium does not have any material liabilities or obligations, direct or contingent, not described in the SEC Reports, that are required to be described in the SEC Reports.

(m)            Other than as publicly disclosed through the SEC Reports, there are no pending or threatened suits, claims, actions or proceedings that, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date hereof, there is no unsatisfied judgment or any open injunction binding on Lilium that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)            Lilium has neither filed any petition in bankruptcy, sought relief under any creditor relief laws, made an assignment for the benefit of creditors, nor been adjudicated insolvent or bankrupt, nor has there been filed against it an involuntary petition in bankruptcy.

(o)            There are no securities or instruments issued by or to which Lilium is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Warrant or Accompanying PIPE Warrant hereunder and in connection with the Warrant Funding that have not been or will not be validly waived on or prior to the Closing Date.

(p)            As of the date hereof and as of the Closing Date, other than (i) as publicly disclosed through the SEC Reports and (ii) any agreements entered into concurrently herewith in connection with Lilium’s contemplated (x) public offering of Class A Ordinary Shares and accompanying warrants and (y) the PIPE, Lilium has not entered into any subscription agreement, side letter or similar agreement with any other investor in connection with such investor’s direct or indirect investment in Lilium other than this Agreement.

(q)            Lilium is not under any obligation to pay any broker’s fee or commission in connection with transactions contemplated hereby, other than to Barclays Capital Inc. and Piper Sandler & Co., who are serving as placement agents in connection with the PIPE.

(r)            Lilium acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s-length Investor with respect to this Agreement and the transactions contemplated hereby and that the Investor will rely upon the truth and accuracy of, and Lilium’s compliance with, Lilium’s representations, warranties, agreements, acknowledgements and understandings set forth herein. Lilium further acknowledges that the Investor is not acting as a financial advisor or fiduciary of Lilium (or in any similar capacity) with respect to this Agreement, the Warrant and the Accompanying PIPE Warrant and the transactions contemplated by hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection therewith is merely incidental to the Investor’s acquisition of the Securities. Lilium further represents to the Investor that Lilium’s decision to enter into this Agreement and to issue the Warrant and the Accompanying PIPE Warrant has been based solely on the independent evaluation of the transactions contemplated hereby and thereby by Lilium and its representatives. Lilium acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 5 of this Agreement.

(s)            The Initial Funding Amount will be used by Lilium for general corporate purposes.

(t)            The authorized share capital of Lilium and the shares comprised in that authorized share capital that are issued and outstanding were in all material respects as set forth in the SEC Reports as of the date reflected therein. All of the outstanding shares in the capital of Lilium have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in the SEC Reports and pursuant to this Agreement and the concurrent financings described in Section 4(p) hereof, there are no agreements or arrangements under which Lilium is obligated to register the sale of any securities under the Securities Act. Except as set forth in the SEC Reports, no shares comprised in the authorized share capital of Lilium are subject to preemptive rights, rights of first refusal or other similar rights other than as required by Lilium’s Articles of Association, and there are no outstanding debt securities and no contracts, commitments, understandings or arrangements by which Lilium is or may become bound to issue additional shares in the capital of Lilium or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares in the capital of Lilium other than those issued or granted in the ordinary course of business pursuant to Lilium’s equity incentive and/or compensatory plans or arrangements or agreements with suppliers or customers.

(u)            Lilium is not and, as a result of the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Securities hereunder, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v)            Neither Lilium nor any of its Subsidiaries nor any director or officer nor, to the knowledge of Lilium, any employee, agent, representative or Affiliate or other Person (as defined below) acting on behalf of Lilium or any of its Subsidiaries has, in the course of its actions for, or on behalf of, Lilium or any of its Subsidiaries: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) taken any action in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official of any federal, state or foreign office or candidate for any federal, state or foreign political office) to improperly influence official action or secure an improper advantage (to the extent acting on behalf of or providing services to Lilium); (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010 or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. Lilium and its Subsidiaries and, to the knowledge of Lilium, Lilium’s Affiliates have conducted their businesses in compliance with the FCPA, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, the UK Bribery Act 2010 and other applicable anti-corruption, anti-money laundering and anti-bribery laws, and have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representation and warranty contained herein. “Person” means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, limited liability companies and other entities and governments and agencies and political subdivisions.

(w)            Neither Lilium nor any of its Subsidiaries, nor any director or officer thereof, nor, to Lilium’s knowledge, any employee, agent, Affiliate or representative of Lilium, is a Person that is, or is majority owned or controlled by a Person that is either (i) the subject or target of any economic or financial sanctions or export controls imposed, administered, or enforced from time to time by the U.S. Treasury Department’s Office of Foreign Assets Control or any other agency of the US government, the United Nations Security Council, the European Union or any member state thereof, or the United Kingdom (“Sanctions”), nor (ii) located, organized or resident of the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, or Syria, or any other country (each a “Sanction Country” and collectively, “Sanction Countries”) or territory embargoed or comprehensively sanctioned by the United States, the European Union or any individual European Union member state, or the United Kingdom. Neither Lilium nor any of its Subsidiaries will, directly or knowingly indirectly, use the proceeds from the sale of Securities under this Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (a) to fund or facilitate any activities or business of or with any Person or any Sanction Country, or (b) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering of the Securities, whether as underwriter, advisor, investor or otherwise). For the past five (5) years, neither Lilium nor any of its Subsidiaries have knowingly engaged in, or are now knowingly engaged in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or target of Sanctions or located, organized, or resident in a Sanction Country in material breach of Sanctions.

5.            Investor Representations and Warranties. The Investor represents and warrants to Lilium, as of the date hereof and the Closing Date, that:

(a)            At the time the Investor was offered the Securities, it was, and as of the date hereof it is, and on the date on which it exercises all or a portion of the Warrant or the Accompanying PIPE Warrant, it will be (i) (A) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) of Regulation D under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A (and shall provide the requested information set forth on Schedule A), or (B) an “accredited investor” (as that term is defined in Rule 501(a) of Regulation D) (and shall provide the requested information set forth on Schedule B), (ii) is acquiring the Securities only for its own account and not for the account of others or, if the Investor is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Investor is not an entity formed for the specific purpose of acquiring the Securities.

(b)            The Investor acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Securities have not been registered under the Securities Act, and that Lilium is not required to register the Securities except as set forth in Section 6 of this Agreement. The Investor acknowledges and agrees that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to Lilium or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificate(s) representing or the book-entry position evidencing the Securities shall contain a restrictive legend in substantially the following form:

“THE OFFER AND SALE OF THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF COUNSEL, IN A CUSTOMARY FORM AND REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.”

(c)            The Investor acknowledges and agrees that the Securities will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. The Investor acknowledges and agrees that the Securities will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Securities. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting prior to making any offer, resale, transfer, pledge or disposition of any of the Securities.

(d)            The Investor acknowledges and agrees that the Investor is purchasing the Securities from Lilium. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of Lilium, any of its respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Lilium expressly set forth in this Agreement.

(e)            The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary to make an investment decision with respect to the Securities, including, with respect to Lilium and the business of Lilium and its Subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed, or has an adequate opportunity to review, (i) each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by Lilium with the SEC and (ii) other materials relating to the business, finances and operations of Lilium or relating to the offer and sale of the Securities specifically requested by the Investor. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and the Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities.

(f)            The Investor became aware of this offering of the Securities solely by means of direct contact between the Investor and Lilium or a representative of Lilium, and the Securities were offered to the Investor solely by direct contact between the Investor and Lilium or a representative of Lilium. The Investor did not become aware of this offering of the Securities, nor were the Securities offered to the Investor, by any other means. The Investor acknowledges that the Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Lilium, any of its affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the representations and warranties of Lilium contained in Section 4, Section 8(a) and Section 11 of this Agreement, in making its investment or decision to invest in Lilium.

(g)            The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in Lilium’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that it shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that Lilium has not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Agreement.

(h)            Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Lilium. The Investor acknowledges specifically that a possibility of total loss exists.

(i)            The Investor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

(j)            The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation (except where the failure to be in good standing could not have or reasonably be expected to result in a material adverse effect on the business, financial condition or results of operations of the Investor), and has the requisite power and authority to enter into, deliver and perform its obligations under this Agreement.

(k)            To the extent required by applicable securities legislation, regulatory policy or order, or if required by any securities commission, stock exchange or other regulatory authority with jurisdiction over Lilium, at the reasonable request of and at the sole expense of Lilium, the Investor will use commercially reasonable efforts to execute, deliver and file and otherwise assist Lilium in filing reports, questionnaires, undertakings and other documents with respect to the issue of the Securities.

(l)            The execution, delivery and performance by the Investor of this Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, except, in each case, as would not reasonably be expected to have a material adverse effect on the ability of the Investor to enter into and timely perform its obligations under this Agreement, and will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and, assuming that this Agreement constitutes the valid and binding agreement of Lilium, this Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as such enforceability may be limited by applicable Bankruptcy Laws.

(m)            Neither the Investor nor, to the knowledge of the Investor, any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person that is the subject or target of Sanctions; (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons that is the subject or target of Sanctions; (iii) organized, incorporated, established, located, resident or, except to the extent disclosed by the Investor to Lilium, born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, the so-called People’s Republics of Luhansk and Donetsk in Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, or the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the United Nations Security Council, the European Union or any individual member state thereof, or the United Kingdom, to the extent applicable to it. The Investor further represents that it maintains policies and procedures reasonably designed to ensure the funds held by the Investor and used to purchase the Securities were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(n)            The Investor acknowledges that the United States securities laws prohibit any person who has received from an issuer material, nonpublic information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

6.            Registration Rights.

(a)            Lilium agrees that, twenty (20) business days following the Closing Date (such deadline, the “Filing Deadline”), Lilium will submit to or file with the SEC a registration statement for a shelf registration on Form F-3, or in the event that Form F-3 is not available, Lilium shall file with the SEC a shelf registration on such other form as is available to them (all such registration statements, collectively, the “Registration Statements” and each, a “Registration Statement”), covering the resale of the Securities acquired by the Investor pursuant to this Agreement and the Warrant or the Accompanying PIPE Warrant on such Closing Date (the “Registrable Securities”) and Lilium shall use its commercially reasonable efforts to have each Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 30th calendar day (or 60th calendar day if the SEC notifies Lilium that it will “review” such Registration Statement) following the filing thereof and (ii) the fifth business day after the date Lilium is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that if such Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next business day on which the SEC is open for business; and provided further, that Lilium’s obligations to include the Registrable Securities of the Investor in a Registration Statement are contingent upon the Investor furnishing in writing to Lilium such customary information regarding the Investor or its permitted assigns, the securities of Lilium held by the Investor and the intended method of disposition of the Registrable Securities as shall be customary, required by applicable law to be included in a Registration Statement and as reasonably requested by Lilium to effect the registration of the Registrable Securities, and the Investor shall execute such documents in connection with such registration as Lilium may reasonably request that are customary of a selling stockholder in similar situations, including providing that Lilium shall be entitled to postpone and suspend the effectiveness or use of a Registration Statement, if applicable, as permitted by Section 6(c) of this Agreement; provided that the Investor shall not, in connection with the foregoing, be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Securities. In no event shall the Investor be identified as a statutory underwriter in any Registration Statement unless specifically requested by the SEC in which case the Investor will have an opportunity to withdraw from such Registration Statement. Notwithstanding the foregoing, if the SEC prevents Lilium from including any or all of the Securities proposed to be registered under a Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities or otherwise, such Registration Statement shall register the resale of a number of Securities which is equal to the maximum number of Securities as is permitted by the SEC. In such event, the number of Securities to be registered for each selling shareholder named in a Registration Statement shall be reduced pro rata among all such selling shareholders, and Lilium will use its best efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements to register the resale of those Registrable Securities that were not registered on such initial Registration Statement, as so amended. For as long as the Investor holds Securities, Lilium will use its best efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the Investor to resell the Securities pursuant to Rule 144 of the Securities Act (in each case, when Rule 144 of the Securities Act becomes available to the Investor), and will prepare and file with the SEC such amendment and supplements to each Registration Statement and each prospectus used in connection therewith a may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered thereby. Any failure by Lilium to file a Registration Statement by the applicable Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve Lilium of its obligations to file or effect the Registration Statements as set forth above in this Section 6. For purposes of this Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York, London, England, U.K., Hong Kong Special Administrative Region of the People’s Republic of China, or China are authorized or required by law to close.

(b)            In the case of the registration effected by Lilium pursuant to this Agreement, Lilium shall, upon reasonable request, inform the Investor as to the status of such registration. At its expense Lilium shall:

(i)            except for such times as Lilium is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement pursuant to Section 6(c) of this Agreement, use its commercially reasonable efforts to keep such registration, and any required qualification, exemption or compliance under state securities laws, continuously effective with respect to the Investor, and keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (a) Investor ceases to hold any Registrable Securities and (b) the date all Registrable Securities held by the Investor may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions that may be applicable to affiliates under Rule 144 and without the requirement for Lilium to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). The Investor agrees to disclose, on a confidential basis, its ownership of Lilium securities to Lilium upon request to assist Lilium in making the determination described above. The period of time during which Lilium is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii)            during the Registration Period, advise the Investor, as expeditiously as possible (and within no later than three (3) business days):

(1)            when a Registration Statement or any amendment thereto has been filed with the SEC;

(2)            after it shall receive notice or obtain knowledge of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3)            of the receipt by Lilium of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4)            subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Lilium shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding Lilium other than to the extent that providing notice to the Investor of the occurrence of the events listed in (1) through (4) above may constitute material, nonpublic information regarding Lilium;

(iii)            during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)            during the Registration Period, upon the occurrence of any event contemplated in Section 6(b)(ii)(4) above, except for such times as Lilium is permitted by Section 6(c) of this Agreement to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Lilium shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to Investor of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)            during the Registration Period, use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which the Registrable Securities have been listed;

(vi)            during the Registration Period, use its commercially reasonable efforts to allow the Investor to review, prior to the filing thereof, disclosure regarding the Investor in any Registration Statement and shall afford the Investor a reasonable opportunity to review and comment on such disclosure, which comments Lilium shall in good faith consider and use its reasonable best efforts to incorporate; and

(vii)            during the Registration Period, otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investor, consistent with the terms of this Agreement, in connection with the registration of the Registrable Securities.

(c)            Notwithstanding anything to the contrary in this Agreement, Lilium shall be entitled to delay the filing or effectiveness of, or suspend the use of, a Registration Statement if (i) it reasonably determines that in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that at that time could not otherwise be included in a current, quarterly or annual report under the Exchange Act or (ii) the negotiation or consummation of a transaction by Lilium or its Subsidiaries is pending or an event has occurred, which negotiation, consummation or event Lilium’s board of directors reasonably believes, upon the advice of outside legal counsel, would require additional disclosure by Lilium in such Registration Statement of material information that Lilium has a bona fide business purpose for keeping confidential and the non-disclosure of which in such Registration Statement would be expected, in the reasonable determination of Lilium’s board of directors, upon the advice of outside legal counsel, to cause such Registration Statement to fail to comply with applicable disclosure requirements, (each such circumstance, a “Suspension Event”); provided, however, that Lilium may not delay or suspend any Registration Statement on more than two occasions or for more than forty-five (45) consecutive calendar days or more than ninety (90) total calendar days, in each case during any twelve-month period. Lilium shall not, when advising the Investor of such Suspension Event, provide the Investor with any material, non-public information regarding Lilium other than to the extent that providing notice to the Investor of the occurrence of the Suspension Event might constitute material, non-public information regarding Lilium. Upon receipt of any written notice from Lilium of the happening of any Suspension Event during the period that such Registration Statement is effective or if as a result of a Suspension Event such Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, the Investor agrees as to itself that (i) it will immediately discontinue offers and sales of the Registrable Securities under such Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144 or other applicable exemption from registration) until it receives copies of a supplemental or amended prospectus (which Lilium agrees to promptly prepare and provide) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Lilium that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Lilium unless otherwise required by law or subpoena. If so directed by Lilium, the Investor will deliver to Lilium or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (a) to the extent the Investor is required to retain a copy of such prospectus (1) to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide preexisting document retention policy or (b) to copies stored electronically on archival servers as a result of automatic data back-up. The Investor may deliver written notice (an “Opt-Out Notice”) to Lilium requesting that the Investor not receive notices from Lilium otherwise required by this Section 6(c); provided, however, that the Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Investor (unless subsequently revoked), (i) Lilium shall not deliver any such notices to the Investor and the Investor shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Investor’s intended use of an effective Registration Statement, the Investor will notify Lilium in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 6(c)) and the related suspension period remains in effect, Lilium will so notify the Investor, within one (1) business day of the Investor’s notification to Lilium, by delivering to the Investor a copy of such previous notice of Suspension Event, and thereafter will provide the Investor with the related notice of the conclusion of such Suspension Event promptly following its availability.

(d)            Indemnification.

(i)            Notwithstanding any termination of this Agreement, Lilium agrees to indemnify, to the extent permitted by law, the Investor (to the extent a seller under any Registration Statement), its directors, officers, partners, managers, members, stockholders, advisers, agents, representatives, affiliates and each person who controls the Investor (within the meaning of the Securities Act) and the directors, officers, partners, managers, members, stockholders, advisers, agents, representatives, affiliates of each such controlling person, to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out of pocket costs and expenses (including reasonable and documented attorneys’ fees of one law firm (and one firm of local counsel)) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are directly caused by or contained in any information or affidavit so furnished in writing to Lilium by or on behalf of the Investor expressly for use therein.

(ii)            In connection with any Registration Statement in which the Investor is participating, the Investor shall furnish (or cause to be furnished) to Lilium in writing such information and affidavits as Lilium reasonably requests for use in connection with any such Registration Statement or Prospectus (to the extent required by applicable securities laws to be disclosed in such Registration Statement) and, to the extent permitted by law, shall indemnify Lilium, its directors and officers and each person or entity who controls Lilium (within the meaning of the Securities Act) and their directors and officers against any losses, claims, damages, liabilities and reasonable and documented out of pocket costs and expenses (including, without limitation, reasonable and documented outside attorneys’ fees of one law firm (and one firm of local counsel)) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by or on behalf of the Investor expressly for use therein; provided, however, that the liability of the Investor shall be several and not joint with any other Investor or other selling stockholder named in such Registration Statement and shall be in proportion to and limited to the net proceeds received by the Investor from the sale of Registrable Securities giving rise to such indemnification obligation.

(iii)            Any person or entity entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)            The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(v)            If the indemnification provided under this Section 6(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Investor shall be limited to the net proceeds received by the Investor from the sale of Registrable Securities giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 6(d)(i), (ii) and (iii) above, any reasonable, documented, and out of pocket legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6(d)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)            Subject to receipt from the Investor by Lilium and its transfer agent (the “Transfer Agent”) of customary representations and other documentation reasonably acceptable to Lilium and the Transfer Agent in connection therewith and, if required by the Transfer Agent, an opinion of Lilium’s counsel (which opinion shall be at Lilium’s expense), in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, the Investor may request that Lilium remove any legend from the certificate(s) representing or the book-entry position evidencing the Securities within two (2) business days of such request and receipt of such representations and other documentation reasonably acceptable to Lilium and the Transfer Agent, following the earliest of such time as the Securities (i) are subject to and eligible to be sold or transferred pursuant to an effective registration statement or (ii) have been or are about to be sold pursuant to Rule 144. If restrictive legends are no longer required for the Securities pursuant to the foregoing, Lilium shall, in accordance with the provisions of this section and reasonably promptly following any request therefor from the Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for the Securities. Lilium shall be responsible for the fees of the Transfer Agent associated with such issuance.

7.            Termination. This Agreement may be terminated by the Investor, and be void and of no further force and effect, by written notice to Lilium, if the Closing has not been consummated, through no fault of the Investor, within twenty-five (25) calendar days from the date hereof; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. Upon the termination of this Agreement with respect to the Investor in accordance with this Section 7, any monies paid by the Investor to Lilium in connection herewith shall be promptly (and in any event within one (1) business day after such termination) returned to the Investor.

8.            Other Agreements of the Parties.

(a)            As soon as reasonably practicable after the date hereof, Lilium shall submit or cause to be submitted to Lilium’s shareholders the proposals necessary to obtain the Shareholder Approval at one or more general meetings of Lilium to be held within forty-five (45) calendar days of the date hereof (collectively, the “General Meeting”). In the event that no Shareholder Approval is obtained at the General Meeting, Lilium shall convene a new general meeting for the purpose of obtaining the Shareholder Approval (the “Additional General Meeting”) on a date scheduled by mutual agreement of Lilium and the Investor, acting reasonably, or, in the absence of such agreement, as soon as practicable following the date of the most recent General Meeting; provided, further, that Lilium shall in no event convene the Additional General Meeting on a date that is more than twenty (20) calendar days after the date of the most recent General Meeting. The number of Class A Ordinary Shares reserved by Lilium shall be increased as soon as practicable after Lilium’s receipt of the Shareholder Approval such that there shall be sufficient number of Class A Ordinary Shares for the purpose of enabling Lilium to issue the Warrant Shares and the Accompanying PIPE Warrant Shares upon exercise of the Warrants and the Accompanying PIPE Warrant, respectively, in accordance with their terms.

(b)            Prior to the Closing Date, Lilium shall prepare and file with Nasdaq an additional shares listing application covering all of the Warrant Shares and the Accompanying PIPE Warrant Shares. Lilium shall use its best effort to cause the Warrant Shares and the Accompanying PIPE Warrant Shares, when issued, to be listed on Nasdaq or such other securities exchange on which Lilium’s Class A Ordinary Shares are then listed for trading.

(c)            If applicable, Lilium shall file a Form D with respect to the Securities as required under Regulation D and, to the extent the Form D is not publicly available on the SEC’s EDGAR reporting system, will provide a copy thereof to the Investor promptly after such filing. Lilium, on or before the Closing Date, shall take such action as Lilium shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Investor at the Closing, pursuant to this Agreement, the Warrant and the Accompanying PIPE Warrant, under applicable securities or blue sky laws of the states of the United States (or to obtain an exemption from such qualification), and, if requested by an Investor, shall provide evidence of any material action so taken to the Investor on or prior to the Closing Date. Lilium shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or blue sky laws of the states of the United States following the Closing Date.

(d)            Except as expressly set forth herein to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.

(e)            At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary to consummate the purchase and sale of the Securities as contemplated by the Transaction Documents.

(f)            The Investor shall not have the right to exercise any portion of the Warrant, the Accompanying PIPE Warrant or any other PIPE Warrant beneficially owned by the Investor (each, an “Investor Warrant” and collectively, the “Investor Warrants”), to the extent that after giving effect to such issuance after exercise, the Investor (together with the Investor’s Affiliates, and any other Persons acting as a group together with the Investor or any of the Investor’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of 19.8% of the outstanding voting power of the shares in Lilium’s capital immediately after giving effect to the issuance of Class A Ordinary Shares issuable upon exercise of any Investor Warrant (the “Ownership Limitation”) subject to calculation and terms as further described herein. For purposes of the foregoing sentence, the number of Class A Ordinary Shares beneficially owned by the Investor and its Affiliates and Attribution Parties shall include the number of Class A Ordinary Shares issuable upon exercise of the Investor Warrant to be exercised, with respect to which such determination is being made, but shall exclude the number of Class A Ordinary Shares that would be issuable upon (i) exercise of the remaining, nonexercised portion of the Investor Warrants beneficially owned by the Investor or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of Lilium (including, without limitation, any other Class A Ordinary Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Investor or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence and subject to the penultimate sentence of this Section 8(f), for purposes of this Section 8(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Investor that Lilium is not representing to the Investor that such calculation is in compliance with Section 13(d) of the Exchange Act and the Investor is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 8(f) applies, the determination of whether any Investor Warrant is exercisable (in relation to other securities owned by the Investor together with any Affiliates and Attribution Parties) and which portion of any Investor Warrant (or other securities) is exercisable shall be in the sole discretion of the Investor, and the submission of a notice of exercise shall be deemed to be the Investor’s determination of whether any Investor Warrant is exercisable (in relation to other securities owned by the Investor together with any Affiliates and Attribution Parties) and which portion of any Investor Warrant is exercisable, in each case subject to the Ownership Limitation, and Lilium shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 8(f) and subject to the penultimate sentence of this Section 8(f), in determining the number of outstanding Class A Ordinary Shares, the Investor may rely on the number of outstanding Class A Ordinary Shares, as reflected in (A) Lilium’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by Lilium or (C) a more recent written notice by Lilium or its Transfer Agent setting forth the number of Class A Ordinary Shares outstanding. Upon the written or oral request of the Investor, Lilium shall within one Trading Day (as defined below) (i) confirm orally and in writing to the Investor the number of Class A Ordinary Shares outstanding and (ii) provide reasonably detailed information supporting any deviation from the most recent publicly reported number of outstanding Class A Ordinary Shares. In any case, the number of outstanding Class A Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of Lilium, including the Investor Warrants, by the Investor or its Affiliates or Attribution Parties since the date as of which such number of outstanding Class A Ordinary Shares was reported. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 8(f) to correct this paragraph (or any portion hereof) that may be defective or inconsistent with the intended Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation (the intended effect of which is to ensure compliance with the German foreign direct investment regime, including the German Foreign Trade Act and any rule or regulation enacted, issued or promulgated thereunder (“FDI Laws”), i.e., to ensure each Investor Warrant is only exercisable to the extent the Investor (or any affiliates or other parties, the voting rights of which in Lilium were attributable to the Investor under FDI Laws, together “FDI Attribution Parties”) would, as a result of the actual or deemed exercise of such Investor Warrant (or any other securities) and subsequent issuance of Class A Ordinary Shares to any FDI Attribution Party, not reach a voting rights threshold that would require any FDI Attribution Party to notify the German governmental authorities of the acquisition of voting rights in Lilium under FDI Laws), provided that this Section 8(f) shall not apply to the extent the German governmental authorities have, or are deemed to have, approved the acquisition of the relevant Class A Ordinary Shares under FDI Laws. For the purposes of this Agreement, “Trading Day” means a day on which the Class A Ordinary Shares are traded on Nasdaq.

(g)            Pursuant to the terms of the Warrant Agreement and the PIPE Warrant Agreement (as applicable), the delivery of the Class A Ordinary Shares upon exercise (for the avoidance of doubt, including by way of automatic exercise in accordance with the Warrant Agreement) shall be in fulfilment of all obligations of Lilium under the Warrant (in particular any obligations of Lilium as regards the Initial Funding shall be settled thereby), or the Accompanying PIPE Warrant (as applicable).

9.            Miscellaneous.

(a)            Neither this Agreement nor any rights that may accrue to the Investor hereunder (other than the Securities acquired hereunder, if any) may be transferred or assigned; provided that the Investor may assign its rights and obligations under this Agreement to one or more of its affiliates or to another investment fund or account managed or advised by the investment manager who acts on behalf of the Investor or an affiliate thereof; provided that no such assignment shall relieve the Investor of its obligations hereunder.

(b)            Lilium may request from the Investor such additional information as Lilium may deem necessary to evaluate the eligibility of the Investor to acquire the Securities and in connection with the inclusion of the Securities in any Registration Statement, and the Investor shall provide such information as may be required to facilitate such evaluation, to the extent permissible under applicable law, readily available and consistent with its internal policies and procedures; provided that Lilium agrees to keep any such information confidential, other than as (i) necessary to include in any Registration Statement, or (ii) may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request (if which case Lilium shall provide notice to the Investor and shall use commercially reasonable efforts to secure confidential treatment of any such information). The Investor acknowledges that, to the extent required by applicable law or otherwise agreed in writing with the Investor, Lilium may file a form of this Agreement with the SEC as an exhibit to an Exchange Act report or a registration statement of Lilium.

(c)            The Investor acknowledges that Lilium will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in Section 5 of this Agreement. Prior to the Closing, the Investor agrees to promptly notify Lilium if any of the acknowledgments, understandings, agreements, representations and warranties of the Investor set forth herein (i) are no longer accurate and (ii) are not expected to be accurate as of immediately prior to the Closing.

(d)            Lilium and the Investor are each irrevocably authorized to produce this Agreement or a copy hereof to any interested party to the extent required in connection with any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)            All of the representations and warranties contained in this Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Agreement shall survive the Closing until the applicable statute of limitations, or in accordance with their respective terms.

(f)            This Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 7 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third-party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g)            The Transaction Documents (including the exhibits and schedules thereto) constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter thereof except, with respect to any other warrants outstanding pursuant to the Warrant Agreement and with respect to the Investor, any non-disclosure or confidentiality or similar agreement between Lilium and the Investor. Except as set forth in Section 6(d), Section 9(c) and Section 9(d) hereof with respect to the persons referenced therein, the Transaction Documents shall not confer any rights or remedies upon any person other than the parties hereto and their respective successor and assigns.

(h)            Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)            If any provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)            This Agreement may be executed in two or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k)            The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(l)            The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties acknowledge and agree that this Section 9(l) is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Agreement.

(m)            THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THE TRANSACTION DOCUMENTS AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED THEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THE TRANSACTION DOCUMENTS OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 12 OF THIS AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(n)            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9(n).

10.            Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation other than the statements, representations and warranties of Lilium expressly contained in Section 4, Section 8(a) and Section 11 of this Agreement, in making its investment or decision to invest in Lilium. The Investor acknowledges and agrees that none of Lilium’s affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of Lilium shall be liable to the Investor, pursuant to the Transaction Documents or any other agreement related to the private placement of the Securities, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

11.            Press Releases. Lilium shall, on or prior to the third business day following the execution of this Agreement, issue one or more press releases or furnish or file with the SEC a current report on Form 6-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, the transactions contemplated hereby and all material terms thereof. Prior to the issuance, furnishing or filing of the Disclosure Document, the parties shall keep the transactions contemplated hereby confidential, and no party shall make any public announcement regarding the transactions contemplated hereby. All press releases or other public written communications relating to the transactions contemplated hereby between Lilium and the Investor, and the method of the release for publication thereof, shall be subject to the prior written approval of (a) Lilium and (b) the Investor.

12.            Notices. All notices and other communications between the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Investor, to the address provided on the Investor’s signature page hereto.

If to Lilium, to:

Lilium N.V.
c/o Lilium Aviation Inc.
2385 N.W. Executive Center Drive, Suite 300
Boca Raton, Florida 33431
Attention: Roger Franks
Email: roger.franks@lilium.com

with copies (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

3 World Trade Center

175 Greenwich Street, 51st Floor

New York, NY 10007

Attention: Valerie Ford Jacob

Email: valerie.jacob@freshfields.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

13.            Additional Agreement. The parties hereto further agree to the terms and conditions set forth on Schedule C hereto.

[SIGNATURE PAGES FOLLOW]

In Witness Whereof, Lilium N.V. has accepted this Agreement as of the date first written above.

LILIUM N.V.

By:	/s/ Klaus Roewe
	Name:	Klaus Roewe
	Title:	CEO Lilium N.V.

[Signature page to the Lilium N.V. Securities Purchase Agreement]

IN WITNESS WHEREOF, the Investor named below has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor: Aceville Pte. Limited	State/Country of Formation or Domicile: Singapore

By:	/s/ James Gordon Mitchell
Name:	James Gordon Mitchell
Title:	Authorized Signatory

Name in which Securities are to be registered (if different):	Date: 5/23/2024

EIN:

Business Address-Street:	Mailing Address-Street (if different):
[See attached]

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.: Facsimile No.:	Telephone No.: Facsimile No.:

In respect of Aceville Pte. Limited, for purposes of Section 9(a), affiliates shall mean any Person who directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with the Investor or, in case of an investment fund, its investment manager and/or advisor or an investment fund that is managed and/or advised by an entity that is under common Control with one of the foregoing whereby “Control” means, in relation to any Person, (i) direct, indirect or beneficial ownership of the majority of the voting rights and/or capital interests in such Person, (ii) the power, directly or indirectly, to designate, nominate or remove more than half of the members of the board of directors, management board, supervisory board or similar corporate body of such Person, and/or (iii) the power, directly or indirectly, whether by contract or otherwise, to direct or cause the direction of the management, the affairs, the policies and/or investment decisions of such Person and the terms “Controlled” and “Controlling” have meanings correlative thereto and “Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, investment fund, foundation or other similar entity, whether or not a legal entity.

[Signature page to the Lilium N.V. Securities Purchase Agreement]

Aceville Pte. Limited

c/o Tencent Holdings Limited

Level 29, Three Pacific Place

1 Queen's Road East

Wanchai, Hong Kong

Attention: Compliance and Transactions Department

Email: legalnotice@tencent.com,

exploreinvestments@tencent.com

with a copy to:

44/F, Tencent Binhai Towers, No.33 Haitian 2nd Road, Nanshan District, Shenzhen, P.R.China 518054

Attention: Mergers and Acquisitions Department

Email: PD_Support@tencent.com

All share certificates to:

Address: 44/F, Tencent Binhai Towers, No.33 Haitian 2nd Road, Nanshan District, Shenzhen,

P.R.China 518054

Tel: +86 18503093083 (Blair Jiang)

Attn: Blair Jiang, M&A Department

[Signature page to the Lilium N.V. Securities Purchase Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS

SCHEDULE B

ACCREDITED INVESTOR QUESTIONNAIRE

SCHEDULE C

ADDITIONAL AGREEMENT

References are made to that certain Securities Purchase Agreement dated on or about May 23, 2024 by and among Lilium N.V., a Dutch public limited liability company (“Lilium”), and Aceville Pte. Limited (“Investor”) and the investor parties thereto (the “PIPE SPA”), and that certain Securities Purchase Agreement dated on or about May 23, 2024 by and between Lilium and Investor (the “Warrant SPA”). Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to them in the Warrant SPA.

Pursuant to the PIPE SPA and subject to the terms and conditions set forth therein, Investor agrees to purchase from Lilium, and Lilium agrees to issue to Investor, a certain number (the “Committed PIPE Number”) of Class A Ordinary Shares at the Per Share Purchase Price (as defined in the PIPE SPA) (the “PIPE Shares”) and a warrant to purchase up to the Committed PIPE Number of Class A Ordinary Shares with an initial exercise price of $1.50 per share. Pursuant to the Warrant SPA and subject to the terms and conditions set forth therein, Investor agrees to purchase from Lilium, and Lilium agrees to issue to Investor, a pre-funded warrant (the “Pre-Funded Warrant”) to purchase up to a certain number (the “Committed Warrant Number”) of Class A Ordinary Shares with an initial exercise price of $1.05 per share (the “Pre-Funded Warrant Shares”) and a warrant to purchase up to the Committed Warrant Number of Class A Ordinary Shares with an initial exercise price of $1.50 per share (together with the warrant issued pursuant to the PIPE SPA, the “PIPE Warrants” and such shares underlying the PIPE Warrants, the “PIPE Warrant Shares”).

Lilium and Investor hereby acknowledge and agree that, notwithstanding anything to the contrary set forth in the PIPE SPA and the Warrant SPA:

1.            The closing under the PIPE SPA with respect to Investor and the closing under the Warrant SPA shall occur simultaneously on a date mutually agreed to by Investor and Lilium, which shall not take place until or after June 28, 2024 (the “Closing”).

2.            In no event shall Investor have any obligation at the Closing (contractual or otherwise) to purchase such number of the Committed PIPE Number of PIPE Shares or to purchase or prefund such amount of the Pre-Funded Warrant for the purchase of the Committed Warrant Number of Pre-Funded Warrant Shares (in each case, including the right to receive the applicable PIPE Warrants), if such issuance would result in (a) Investor (together with its Affiliates and Attribution Parties) holding in excess of 19.8% of the outstanding voting power of the ordinary shares of Lilium (excluding any Palantir Securities) (the “Voting Limitation”) or (b) having a Pro Rata Ratio (as defined below) that is greater than 36.759% (the “Pro Rata Limitation”), in each case ((a) and (b)), immediately after giving effect to such issuance. “Pro Rata Ratio” shall mean, at any given time, a fraction, (x) the numerator of which is the number of all ordinary shares of Lilium then outstanding (including all ordinary shares then issuable (directly or indirectly) upon conversion or exercise, as applicable, of the Convertible Securities then outstanding, assuming all Convertible Securities are immediately convertible or exercisable) that are held by the Investor or its Affiliates or Attribution Parties; and (y) the denominator of which is the number of all ordinary shares of Lilium then outstanding (including all ordinary shares then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Convertible Securities then outstanding, assuming all Convertible Securities are immediately convertible or exercisable, but excluding any Palantir Securities). “Convertible Securities” shall mean any securities of Lilium that would entitle the holder thereof to acquire at any time ordinary shares of Lilium, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, ordinary shares of Lilium but shall exclude the warrants to purchase Class A Ordinary Shares at an exercise price of $11.50 per share that are listed on The Nasdaq Global Select Market under the symbol “LILMW.” “Palantir Securities” shall mean any ordinary shares or Convertible Securities of Lilium that are issued to Palantir Technologies Inc. or any of its affiliates (“Palantir”) on or after the date of the Warrant SPA in exchange for the cancellation or conversion of indebtedness or accounts payable due to Palantir, including certain fees payable to Palantir under commercial agreements between Lilium and Palantir.

3.            At the Closing, (a) the number of PIPE Shares that Investor is obligated to purchase and Lilium is obligated to sell and issue to Investor (the “Closing PIPE Number”) shall be increased or reduced (if and as applicable) to equal (i) 19.8%, multiplied by (ii) the number of votes corresponding to the outstanding voting securities of Lilium, after giving effect to the issuance of all of the PIPE Shares contemplated by the PIPE SPA, including the Closing PIPE Number of PIPE Shares, and after giving effect to the adjustments to the Closing PIPE Number and Closing Warrant Number contemplated hereby, but excluding any Palantir Securities, minus (iii) the number of votes corresponding to the outstanding voting securities of Lilium that are held by Investor or its Affiliates or Attribution Parties (excluding for purposes of the calculation, the PIPE Shares to be issued to Investor); and (b) the number of Pre-Funded Warrant Shares underlying the Pre-Funded Warrant to be issued (the “Closing Warrant Number”) shall be increased or reduced (if and as applicable) to equal (i) 0.5, multiplied by (ii) (x) 36.759%, multiplied by (y) the number of all ordinary shares of Lilium then outstanding (including all ordinary shares then issuable (directly or indirectly) upon conversion or exercise, as applicable, of the Convertible Securities then outstanding, but excluding any Palantir Securities), after giving effect to the issuance of the Pre-Funded Warrant for the purchase of the Closing Warrant Number of the Pre-Funded Warrant Shares, the issuance of all of the PIPE Shares and PIPE Warrants contemplated by the PIPE SPA and after giving effect to the adjustments to the Closing PIPE Number and Closing Warrant Number contemplated hereby, minus (z) the number of all ordinary shares of Lilium then outstanding (including all ordinary shares then issuable (directly or indirectly) upon conversion or exercise, as applicable, of the Convertible Securities then outstanding, assuming Convertible Securities all are immediately convertible or exercisable) that are held by the Investor or its Affiliates or Attribution Parties (including for purposes of the calculation, the PIPE Shares and the PIPE Warrant issued in connection therewith, but excluding the Pre-Funded Warrant and the PIPE Warrant issued in connection therewith, in each case, after giving effect to the adjustments to the Closing PIPE Number and Closing Warrant Number contemplated hereby); such that following the issuance of the PIPE Shares, the PIPE Warrants and the Pre-Funded Warrant, the aggregate number of votes corresponding to the outstanding voting securities of Lilium that are held by Investor and its Affiliates and Attribution Parties shall represent 19.8% of the total number of votes corresponding to the outstanding voting securities of Lilium (excluding Palantir Securities), and the total number of ordinary shares of Lilium then outstanding (including all ordinary shares then issuable (directly or indirectly) upon conversion or exercise, as applicable, of the Convertible Securities then outstanding) that are held by the Investor or its Affiliates or Attribution Parties shall represent 36.759% of the total number of ordinary shares of Lilium then outstanding (including all ordinary shares then issuable (directly or indirectly) upon conversion or exercise, as applicable, of the Convertible Securities then outstanding, but excluding Palantir Securities). Each of the Closing PIPE Number and the Closing Warrant Number shall be rounded down to the nearest whole number. The aggregate purchase price for the PIPE Shares purchased by Investor, the Initial Funding Amount and other relevant terms under the PIPE SPA and Warrant SPA shall automatically be adjusted accordingly. Notwithstanding the foregoing, in the event the foregoing adjustments would result in Investor investing more than $65,000,000 in aggregate between the PIPE Shares and Pre-Funded Warrant, the maximum aggregate shall be $65,000,000.

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4.            Within five (5) business days prior to the anticipated Closing Date, Lilium shall (a) confirm in writing to the Investor (i) the number of ordinary shares outstanding (including the number of each separate class) and (ii) the number of Convertible Securities outstanding (including the conversion or exercise price thereof, if and as applicable), in each case ((i) and (ii)) as of such date, and (b) provide reasonably detailed information supporting any deviation from the most recent publicly reported number of each class of ordinary shares and Convertible Securities outstanding. Investor shall at its reasonable discretion determine in accordance with terms set forth on this Schedule C, and shall notify Lilium in writing for its confirmation within two (2) business day prior to the anticipated Closing Date, the Closing PIPE Number and the Closing Warrant Number, the aggregate purchase price for the PIPE Shares (by multiplying the Per Share Purchase Price (as defined under the PIPE SPA) by the Closing Warrant Number), and the Initial Funding Amount (by multiplying $1.00 per share by the Closing Warrant Number). The parties shall use best efforts to mutually agree on the aforementioned calculations prior to the Closing.

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EXHIBIT A

Form of Warrant Agreement and Form of Warrant Certificate Attached Thereto